                                                                    Exhibit 23.4

                          Consent of Ernst & Young LLP

We consent to the reference to our firm under the caption "Independent Accountants" in the related proxy statement and prospectus forming part of the Registration Statement (Form S-4) of Alcoa, Inc., and to the incorporation by reference therein of our report dated February 19, 1999, with respect to the consolidated financial statements and schedule of Reynolds Metals Company included in its Annual Report (Form 10-K as amended) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP

Richmond, Virginia
December 29, 1999